UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 21, 2007 (December 17, 2007)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following sets forth a summary of the base salaries for 2008 for the Chief Executive Officer of St. Mary Land & Exploration Company (the "Company"), the Chief Financial Officer, and the other executive officer of the Company for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission, which base salaries for 2008 were approved by the Compensation Committee of the Board of Directors of the Company on December 17, 2007, and the Board of Directors of the Company on December 18, 2007.

Name and Principal Position	2008 Base Salary
Anthony J. Best President and Chief Executive Officer	$475,000
David W. Honeyfield Senior Vice President – Chief Financial Officer and Secretary	$270,000
Milam Randolph Pharo Vice President – Land and Legal and Assistant Secretary	$214,000

As previously disclosed in the Company’s most recent proxy statement, Mark A. Hellerstein, Douglas W. York, and Kevin E. Willson, who were named executive officers in the proxy statement, are no longer executive officers of the Company.  As previously reported in a Current Report on Form 8-K filed August 24, 2007, Robert L. Nance, who was a named executive officer in the proxy statement, has notified the Company of his decision to retire from the Company during the first quarter of 2008.  It is currently expected that Mr. Nance will resign as an executive officer of the Company on December 31, 2007.

On December 18, 2007, the Board of Directors approved the recommendation of management and the Compensation Committee to restructure the incentive compensation programs for the employees of the Company, including executive officers.  The change will be effective prospectively beginning with the 2008 business cycle.  Accordingly, the incentive compensation programs that are in place currently will be maintained for the 2007 business cycle.

The change in the incentive compensation structure is to replace the current programs involving the grant of Restricted Stock Units and the grant of participation interests in the Net Profits Interest Bonus Plan (“NPP”) with a single long-term incentive program utilizing Performance Shares.   The Performance Shares are expected to be subject to vesting periods and pre-established performance criteria which could result in an increase or decrease in the targeted number of underlying shares of the Company's common stock to be issued.   As a result, the 2007 NPP Pool will be the last pool established by the Company.

We expect that awards granted under the Performance Share Plan (“PSP”) will be granted under the existing stockholder approved 2006 Equity Incentive Compensation Plan.  Details and forms of award agreements for the PSP will be completed in the first quarter of 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2007, the Board of Directors approved an amendment to Section 16 of the Company’s Restated By-Laws, effective immediately, to specifically provide for the issuance and transfer of uncertificated shares of the Company's stock.  This amendment was adopted to comply with a requirement of the New York Stock Exchange ("NYSE") that requires all securities listed on the NYSE to be eligible for participation in a direct registration system administered by a securities depository, such as The Depository Trust Company, by January 1, 2008.  The Company's entire Restated By-Laws, as amended, are attached as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this report:
	Exhibit 3.1	Restated By-Laws of St. Mary Land & Exploration Company amended as of December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ST. MARY LAND & EXPLORATION COMPANY

Date:	December 21, 2007	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller